Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-137628, 333-145945 and 333-153396) of our report dated June 16, 2011, with respect to the consolidated financial statements of Shamir and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

Tel-Aviv, Israel	KOST, FORER, GABBAY and KASIERER
June 16, 2011	A member of Ernst & Young Global